Dated 7 October 1997




(1)     THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

(2) CLINTON MCKELLAR, JR, AS MANDATAIRE FOR THE SHAREHOLDERS OF PRG FRANCE IN FORMATION

                                     - AND -

(3)     THE VENDORS (AS DEFINED HEREIN)


                     _____________________________________





                                 SALE AGREEMENT

                               for the acquisition
              of 28.28 per cent of the share capital of Financiere
               Alma SA and 10.44 per cent of the share capital of
                              Alma Intervention SA


                   ______________________________________

THIS AGREEMENT is made on 7 October 1997


BETWEEN:

(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC, a Georgia corporation ("PRG"), Clinton Mc Kellar, Jr., acting as Agent (mandataire) in the name and on behalf of PRG France SA a French societe anonyme in the process of formation at the date hereof ("AGENT") (which expression shall on formation of PRG France SA mean PRG France SA), PRG, Agent and PRG France SA being called together the "PURCHASER" which expression includes each or any of them;

(2) MARC EISENBERG of 14, rue Margueritte, 75017 Paris and ERIC EISENBERG of 4, rue Juliette Lambert, 75017 Paris individually a "VENDOR" and together "THE VENDORS".


RECITALS:


(A) PRG is in the business of auditing accounts payable, paid bill files, promotional and demonstrator agreements, personal property, real estate, sales and use tax and other taxes, common area maintenance charges, telephone and other utilities, sales promotion, advertising and cosmetic wage/commission agreements of its clients, to identify and document for subsequent charge back or credit over-payments and/or under-deductions and rendering management consulting services associated with such activities.


(B) The Vendors are at the date hereof the owners of (i) the numbers of shares in Financiere Alma SA ("FA") set out in Annex 1 hereto, such shares comprising in aggregate 28.28 per cent of the share capital of FA and (ii) the number of shares in Alma Intervention SA ("AI") set out in Annex 1 hereto. Such shares in AI comprise 39.42 per cent of all the shares of AI, 60.58 per cent of the remainder being owned by FA.


(C) Alma Group (as defined below) is in the business of providing management consulting services primarily on a success fee basis, involving research and recovery of various French indirect taxes (e.g. fiscal taxes, foncier taxes and VAT taxes) and social charges; providing general expense reduction in various areas including building services and surveillance; assisting its clients in obtaining grants or subsidies; and operating buying clubs for small business.


(D) This Agreement sets out the terms and conditions pursuant to which (i) the Vendors sell and PRG purchases all of the FA Shares and all of the AI Shares owned by the Vendors as set out in Annex 1 and (ii) the Vendors sell and the PRG France Shareholder purchase all of the FA Shares and all of the AI Shares owned by the Vendors as set out in Annex 1. It is the intention of PRG to immediately resell the FA Shares and AI Shares so acquired by PRG to the PRG France Shareholders on behalf of and for the account of PRG France SA, a societe anonyme in the process of being formed by the PRG Shareholders.


IN CONSIDERATION OF THE MUTUAL REPRESENTATIONS, WARRANTIES AND
COVENANTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:-

1.      INTERPRETATION

1.1 The following provisions shall have effect for the interpretation of this Agreement.

1.2 The following words and expressions and abbreviations shall, unless the context otherwise requires, have the following meanings:

        "AI" means Alma Intervention SA;

        "AI SHARES" means all the shares in the capital of AI as set out in Annex 2;

        "ALMA GROUP" or the "COMPANY" means FA, and the Subsidiaries, all of them or each of them as the context admits;

        "COMPLETION" means the date hereof;

        "COMPLETION DATE" means the date hereof;

        "DORMANT COMPANIES" means Almatel SARL, Alma Sud SARL and Cabinet Brossard SARL;

        "EMPLOYMENT AGREEMENT OF MR ERIC EISENBERG" means the Employment Agreement entered into between Mr Eric Eisenberg and AI in the form set out in Annex 4 hereto;

        "ENCUMBRANCE" means any mortgage, charge, pledge, lien, security interest or other third party right or interest, or option or restriction of any nature over or in respect of the relevant asset, security or right;

        "FA" means Financiere Alma;

        "FA SHARES" means all the shares in the capital of FA as set out in Annex 3;

        "MANDATE" means the mandate as President of AI to be entered into between Mr Marc Eisenberg and AI in the form set out in Annex 5 hereto;

        "PRG GROUP" means PRG and its subsidiaries as the same may exist from time to time;

        "PROSPECTIVE CLIENT" means as the date of determination, any person to whom the Company has sent or delivered a written sale or servicing proposal or contract in connection with the Business of the Company;

        "PURCHASER'S LAWYERS" means Ashurst Morris Crisp of Paris, 22, rue de Marignan, 75008 Paris;

        "SEC" means the United States Securities and Exchange Commission;

        "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

        "STOCK" means shares of the common stock of PRG of no par value per share;

        "SUBSIDIARY" or "SUBSIDIARIES" means the subsidiaries of FA, all of them or each of them as the context admits being AI, STEP SARL, Club Affaires SA, Meridian Club France SA, B & T Associes SARL;

        "VENDORS" means Marc and Eric Eisenberg whose addresses are set out at the beginning of this Agreement (individually a "VENDOR" and together the "VENDORS");

        "VENDORS' LAWYERS" means Wilinski & Scotto of 19, rue Marbeuf, 75008 Paris.

1.3 References to the parties hereto include their respective permitted assignees and/or the respective successors in title to substantially the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives.

1.4 References to persons shall include bodies corporate and unincorporated, associations, partnerships and individuals. Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.5 References to statutes or statutory provisions include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject as otherwise expressly provided herein) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

1.6 Headings to clauses, paragraphs and descriptive notes in brackets relating to provisions of taxation statutes are for information only and shall not form part of the operative provisions of this agreement and shall be ignored in construing the same.

1.7 References to recitals, clauses or schedules are to recitals to, clauses of and schedules to this agreement. The recitals and schedules form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the schedules.

2.      SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this Agreement, (i) the Vendors sell to and PRG purchases the numbers of FA Shares and the number of AI Shares of which each of the Vendors is the owner as set out in Annex 1 hereto and (ii) the Vendors sell and the PRG France Shareholders purchase the number of FA Shares and the number of AI Shares of which each of the Vendors is the owner as set out in Annex 1 hereto, in each case, with effect from 1 October 1997 free from any Encumbrances and together with all accrued benefits and rights attaching thereto and all dividends declared after 30 June 1997 in respect of the such shares.

2.2     The  Vendors  represent,   warrant,  covenant  and  undertake  with  the
        Purchaser (so as to bind each such Vendor and the Vendor's personal representatives, successors and assigns) as follows:

        (a) that each Vendor has good title to and the right to sell to Purchaser the number of FA Shares and / or AI Shares, as the case may be, that is set out in Annex 1;

        (b) that each Vendor is selling their FA Shares and/or their AI Shares, as the case may be, together with all such rights now or hereafter attaching thereto including the right to all dividends and other distributions (if any) declared, made or paid after 30 June 1997, free from any Encumbrances;

        (c)     as set forth in Annex 2 hereto.

2.3 (a) The price for the sale to and purchase by PRG is paid by the delivery to the Vendors of 110,911 Stock in the proportions set in Annex 1;

        (b) The price for the sale to and purchase by the Agent is US $ 6,931,177 in the proportions set out in Annex 1.


2.4 The Vendors hereby unconditionally release FA and the Subsidiaries and the Dormant Companies from all and any claims they may have against the FA and the Subsidiaries and the Dormant Companies.


3.      COMPLETION

3.1 On Completion the Vendors have delivered to or made available to the Purchaser or the Purchaser has delivered or made available to the
        Vendors:

        (a) the shares transfer forms relating to all the FA Shares and AI Shares sold by the Vendors duly signed and completed in favour of PRG and the PRG France Shareholders as the case may be;

        (b) written confirmation from PRG's transfer agent that stock certificates evidencing the 110,911 of Stock, have been issued in the names of the Vendors;

        (c) bankers drafts for the aggregate amount of US $ 6,931,177 in the amounts and payable to the Vendors as set out in Annex 1 hereto.

4.      WARRANTIES BY PRG

        PRG hereby represents warrants, covenants and undertakes to the Vendors as set out in Annex 3 of this Agreement.


5.      BENEFIT OF THE AGREEMENT

        For the purposes of Article 223 B of the General Taxation Code (Code General des Impots) it is expressly agreed that PRG will acquire 49 of the FA Shares and 606 of the AI Shares with the intention of immediately transferring them to the Agent to be held by PRG France SA on its formation.


6.      TRANSFER BY THE VENDORS

       The Vendors may not substitute any third party for themselves in any way whatsoever in respect of the performance of their obligations hereunder.

7.     SUCCESSORS AND ASSIGNS OF THE VENDORS

       The obligations set out in this Agreement shall bind the inheritors, successors and assigns of the Vendors who shall be jointly and severally and indivisibly bound in respect of the performance of the obligations hereunder.


8.     WAIVER

       The non-exercise by the Purchaser or the Vendors of any of their respective rights pursuant to this Agreement shall not in any way whatsoever be construed as a waiver of that right and shall not affect in any way whatsoever the right of such party to exercise such right.

       No waiver of any representation or contractual or legal warranty will be effective without a written and signed declaration of the person giving the waiver notifying the other party of its waiver.


9.     SEVERABILITY OF CLAUSES

       In the event that any of the clauses hereof becomes void, unenforceable, invalid, illegal or inapplicable, this shall not jeopardise the validity, legality or applicability of the other provisions of this Agreement and shall not release the Vendors from the performance of this Agreement.


10.    RESTRICTIONS

10.1 During the period of five years from the Completion Date each of the Vendors shall not (except with the prior consent in writing of PRG) be engaged, associated, implicated or interested whether solely or jointly with any other person, and whether directly or indirectly, in whatever capacity, within France in any activities competitive with those carried out by the Alma Group as described in Recital (C) above.

       Each of the Vendors shall not during this same five year period take any interest direct or indirect (with the exception of interests not exceeding 5% of a company whose shares are quoted on a stock exchange) in company or group carrying on within France, activities competitive with those carried on by the Alma Group as described in Recital (C) above.

10.2 During the period of five years from the Completion Date each of the Vendors shall not (except with the prior consent in writing of PRG) be engaged, associated, implicated or interested whether solely or jointly with any other person, and whether directly or indirectly, in whatever capacity, within France, the United States of America and countries in the world where PRG Group presently carries on activities in any activities competitive with those carried out by the PRG Group as at the Completion Date.

       The Vendors shall not during this same five year period take any interest direct or indirect (with the exception of interests not exceeding 5% of a company whose shares are quoted on a Stock Exchange) in companies or groups carrying on within the United States of America and countries in the world where PRG presently carries on activities.

10.3 During the same period as referred to in Article 10.1 above the Vendors undertake not to employ any persons who are or become employees, independent contractors or agents of the Alma Group, who provide substantially all their services to Alma Group, in whatever capacity, even in the case of an activity which is not competitive with that carried on by the Alma Group as described in Recital (C) above.

10.4 During the period of five years from the Completion Date, each of the Vendors will not, except with the prior written consent of PRG, directly or indirectly, on their own or on behalf of any other person, solicit or call upon or serve any client or Prospective Client (including persons associated with such client or Prospective Client) with a view to selling or providing to such client or Prospective Client any product, equipment or service, competitive with any service sold or provided or under development by Alma Group at or prior to the date hereof.

10.5  (a)     In the event of the  termination  by AI of the  Mandate of Mr Marc
              Eisenberg during the period of such Mandate for a reason other than (i) serious or gross misconduct (faute grave ou lourde) or
              (ii) violation of the terms of his non competition clause in this Agreement or in the Mandate, the period of five years referred to in clauses 10.1 to 10.5 above shall be reduced to three years in respect of Mr Marc Eisenberg;

       (b) In the event of the termination by AI of the Employment Contract of Mr Eric Eisenberg during the period of such Employment Contract for a reason other than (i) serious or gross misconduct (faute grave ou lourde) or (ii) violation of the terms of his non competition clause in this Agreement or in such Employment Agreement, the period of five years referred to in clauses 10.1 to
              10.5 above shall be reduced to three years in respect of Mr Eric Eisenberg.

10.6 Each of the Vendors hereby covenants with the Purchaser that he will not at any time divulge to any third party whatsoever or use for his own or another's advantage any of the trade secrets or confidential know-how or confidential financial or trading information as to customers or suppliers or in relation to the business, finances, dealings or affairs of the Company or the Subsidiaries except only (a) insofar as the Vendors may prove the same has become a matter of public knowledge (otherwise than by reason of a breach by either of them of this Clause) (b) insofar as may be required by law.

10.7 The Vendors agree that the covenants and undertakings contained in this Clause 10 are reasonable and are entered into for the purpose of protecting the goodwill of the business of Alma Group and PRG Group and that accordingly the benefit of the covenants and undertakings may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

10.8 Each covenant and/or undertaking contained in this Clause 10 shall be construed as a separate covenant and/or undertaking and if one or more of the covenants and/or undertakings contained in this clause is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining covenants and/or undertakings shall continue to bind the Vendors.


11.    ANNOUNCEMENTS

       Neither the making of this Agreement nor its terms shall be disclosed by any party hereto without the prior consent of the other parties unless disclosure is required by law or the rules of any regulatory or governmental body, including the SEC.


12.    BOARD POSITION

       PRG shall use its best efforts to place Marc Eisenberg on the board of directors of PRG, with tenure thereon subject to the Articles of Incorporation and bylaws of PRG and all applicable laws, for a term to expire not later than the annual meeting of shareholders of PRG in 2000.


13.    GUARANTEE

       The obligations of PRG and of the PRG Shareholders hereunder shall be joint and several and PRG hereby guarantees the obligations of the PRG France Shareholders hereunder.


14.    EFFECT OF COMPLETION

       The terms of this Agreement shall insofar as not performed at Completion and subject as specifically otherwise provided in this Agreement continue in force after and notwithstanding Completion.

15.    WAIVER, AMENDMENT

15.1 No waiver of any term, provision or condition of this Agreement shall be effective unless such waiver is evidenced in writing and signed by the waiving party.

15.2 No omission or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

15.3 No variation to this Agreement shall be effective unless made in writing and signed by all the parties.


16.    FURTHER ASSURANCES

       At any time after Completion the Vendors shall at their own expense execute all such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting in the Purchaser the full legal and beneficial title to the Shares and the AI Shares and giving to the Purchaser the full benefit of this agreement.


17.    NOTICES

       Save as specifically otherwise provided in this Agreement any notice, demand or other communication to be served under this Agreement may be served upon any party hereto only by posting by first class post or sending the same by an international recognised courier service which guarantees at least second business day delivery or sending the same by facsimile transmission to the party to be served at its address given below, or facsimile number given below or at such other address or number in France on the United States as he or it may from time to time notify in writing to the other parties hereto:

       If to the Vendors:        Mr Marc Eisenberg
                                 14, rue Margueritte
                                 75017 Paris

       in either case,
       with a copy to:           Wilinski et Scotto
                                 19, rue Marbeuf
                                 75008 Paris
       Attention:                Serge Wilinski
       Telefax:                  01 53 57 97 98

       If to the Purchaser:      The Profit Recovery Group International, Inc.
                                 2300 Windy Ridge Parkway
                                 Suite 100 North
                                 Atlanta, Georgia 30339-8426

       Attention:                Clinton McKellar, Jr,
                                 Senior Vice President and General Counsel
       Telefax:                  (770) 661-3034

       with a copy to:           Ashurst Morris Crisp
                                 22, rue de Marignan
                                 75008 Paris
       Attention:                Christopher Crosthwaite, Thomas Forschbach
       Telefax:                  01 53 53 53 54

       or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by [courier delivery,] will be deemed received on the second business day immediately following the date sent, and (iii) by certified mail, will be deemed received [seven (7)] business days immediately following the date sent. For purposes of this Agreement, a "BUSINESS DAY" is a day on which PRG and FA or AI is open for business and shall not include a Saturday or Sunday or legal holiday in France or the United States. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

18.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.


19.    GOVERNING LAW AND RULING VERSION

19.1 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with French law.

19.2 Any dispute arising from the execution of this Agreement shall be finally resolved in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators nominated in accordance with their rules unless the parties can agree on a sole arbitrator. The arbitration shall take place in Paris. The language of the arbitration shall be English.

MADE AND SIGNED IN EXAMPLES AT BROADWALK HOUSE, 5 APPOLD STREET, LONDON EC2A 2HA, ENGLAND, ON THE FIRST ABOVE DATE WRITTEN



THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.



By: /s/ Clinton McKellar, Jr.
    ----------------------------
    Mr. Clinton McKellar, Jr.
    Senior Vice President and
    General Counsel


MR. CLINTON MCKELLAR, JR., AS "MANDATAIRE" FOR THE SHAREHOLDERS OF PRG FRANCE SA INFORMATION



By: /s/ Clinton McKellar, Jr.
    ----------------------------
        Clinton McKellar, Jr.


By: /s/ Mark Eisenberg
    ----------------------------
        Mark Eisenberg


By: /s/ Eric Eisenberg
    ----------------------------
        Eric Eisenberg

                        LIST OF SCHEDULES AND/OR ANNEXES


Annex 1             Schedule of Shares Sold

Annex 2             Warranties of Vendor

Annex 3             PRG Warranties